UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2009

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, Atrinsic, Inc. (the “Company”) appointed Thomas Plotts, 39, to the position of Interim Chief Financial Officer. Prior to his appointment as Interim Chief Financial Officer, Mr. Plotts was Atrinsic’s Vice President of Finance & SEC Reporting, a position he has held since February 2007.  In this role, Mr. Plotts helped guide Atrinsic from subscription sales of $5 million in 2005 to annual sales of more than $55 million immediately prior to its merger with Traffix in 2008.  From 2005 to 2007, Mr. Plotts was Chief Financial Officer of DBH Resources, a privately held risk management company, which was successfully sold to AON Corporation (NYSE: AOC) in 2007.  From 2001 to 2005, Mr. Plotts was Director of Business Information Systems and Corporate Development at Cardiac Science Corporation (NASDAQ: CSCX).  Mr. Plotts served in the Australian Army Reserve, and was commissioned as a Lieutenant in 1988.  Mr. Plotts has a Bachelor of Economics degree from the University of Western Australia and a Masters of Business Administration from the Marshall School of Business at the University of Southern California.

In connection with Mr. Plotts’s appointment, on December 16, 2009, Andrew Zaref resigned from his position as Chief Financial Officer of the Company.

Atrinsic, Inc. issued a press release announcing the above-described changes in management.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release issued by Atrinsic, Inc., dated December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: December 21, 2009	By:	/s/ Jeffrey Schwartz
Jeffrey Schwartz
Chief Executive Officer

Exhibit Number	Description
99.1	Press release issued by Atrinsic, Inc., dated December 21, 2009.